SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2001

IBS INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24073	13-3817344

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

400 North Ashley Drive, Suite 2600, Tampa, FL 33602

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:	(813) 221-0024

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Annual Meeting of the Shareholders

     On October 30, 2001, the Registrant held its annual meeting of shareholders. At that meeting, the following actions were approved by vote of the shareholders:

1.	Election of Nicholas R. Loglisci, Jr., Roy E. Crippen, III, Bruce E. Fike, Ahmad Al-Khaled and O.G. Greene as directors of the Registrant;

2.	Approval of a resolution to amend the Registrant’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

3.	Approval of a resolution to amend the Registrant’s Restated Certificate of Incorporation to change the name of the Registrant to Digital Fusion, Inc.

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBS INTERACTIVE, INC. (Registrant)

By:	/s/ Karen L. Surplus

Karen L. Surplus, Chief Financial Officer, Treasurer and Asst. Secretary

Date:	November 7, 2001